UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously reported on Form 8-K filed on December 8, 2008, Action Products International, Inc. (the “Company”), dismissed Moore Stephens Lovelace P.A. (“MSL”) as the Company’s independent registered public accounting firm and engaged Berman Hopkins, Wright & LaHam, CPAs and Associates, LLP (“Berman Hopkins”) as its new independent registered public accounting firm. As described in the fourth paragraph of Item 4.01(a), the change in independent registered public accounting firms is not the result of any disagreement with MSL.

This amendment revises the interim period, noted in paragraphs (iv) and (v), from September 30, 2008 to December 4, 2008, the date of dismissal of MSL, and includes fiscal year ended December 31, 2006 in paragraph (v), respectively.

Item 4.01(a)	Previous Independent Accountants

(i)	On December 04, 2008, the Company dismissed MSL as its independent registered public accounting firm.

(ii)	The audit reports of MSL on the consolidated financial statements as of and for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	On December 03, 2008, the Company’s Audit Committee approved the change of independent accountants.

(iv)	For the fiscal years ended December 31, 2007 and 2006 and the interim period ended December 4, 2008, there have been no disagreements with MSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSL would have caused them to make reference thereto in their reports on financial statements for such periods.

(v)	During the fiscal years ended December 31, 2006 and December 31, 2007 and the interim period ended December 4, 2008, there have been no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

A letter from MSL is attached as Exhibit 16.1 to this Form 8-K/A-1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
16.1	Updated letter from MSL, dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT BURROWS
Robert Burrows Chief Financial Officer

Date:	December 11, 2008

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